1 SILVER BAY REALTY TRUST CORP. S e c o n d Q u a r t e r 2 0 1 5 E a r n i n g s P r e s e n t a t i o n

2 S A F E H A R B O R S T A T E M E N T F O R W A R D - L O O K I N G S T A T E M E N T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover, or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; maintenance or capital improvement costs related to the portfolio acquired from The American Home (the “Portfolio”) that exceed Silver Bay's assumptions, defaults among residents of the Portfolio that exceed Silver Bay's assumptions, difficulties with successfully integrating the Portfolio into Silver Bay’s existing portfolio; the Company’s ability to hire and retain skilled managerial, investment, financial and operational personnel; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

3 Q2 – 2015 HIGHLIGHTS  Total revenue increased 36% on a sequential quarter basis to $30.2 million  Net operating income (“NOI”)(1) of $16.8 million  NOI margin for the second quarter was 55.6%, up 520 basis points compared to the year ago quarter  Core Funds from Operations (“Core FFO”)(1) maintained positive momentum at $0.18 per share  33% increase in quarterly dividend to $0.12 per share  Net asset value (“NAV”)(1) increased 6% to $21.34 per share as of June 30, 2015  Successfully integrated more than 2,400 homes acquired from The American Home (1) NOI, Core FFO and NAV are non-GAAP financial measures. Core FFO per share amounts are based upon weighted average common shares and common units of the Operating Partnership for the respective periods. See the non-GAAP reconciliation included in the appendix. GAAP is defined as in accordance with accounting principles generally accepted in the United States.

4 SILVER BAY PORTFOLIO AND INFRASTRUCTURE DENOTES INTERNALLY MANAGED MARKET NORTHERN CA 384 SOUTHERN CA 139 LAS VEGAS 291 PHOENIX 1,424 TUCSON 209 DALLAS 504 HOUSTON 122 SOUTHEAST FLORIDA 386 JACKSONVILLE 451 COLUMBUS 284 PLYMOUTH CORPORATE HEADQUARTERS ATLANTA 2,743 CHARLOTTE 700 TAMPA 1,103 ORLANDO 521 9,261 PROPERTIES AS OF JUNE 30, 2015 THE AMERICAN HOME TRANSACTION  Increased the number of homes in portfolio by 35% and expanded presence in Atlanta, Charlotte, Tampa and Orlando  Acquired 2,439 properties from the American Home and had an additional 23 under contract  Successful integration enabled a 41% sequential quarter increase in Net Operating Income(1), the highest quarterly increase since inception (1) NOI is a non-GAAP financial measures. See the non-GAAP reconciliation included in the appendix. (2) Total properties exclude properties held for sale or sold by any of the Company’s taxable REIT subsidiaries and the Company and any properties previously acquired in purchases that have been subsequently rescinded or vacated.

5 Q2 - 2015 OPERATIONAL AND FINANCIAL SUMMARY  Aggregate occupancy for the quarter improved to 95%, an increase of three percentage points from the prior quarter  Stabilized occupancy was 95%, including the recently acquired portfolio homes which were 93% leased upon acquisition  Average monthly rent, excluding the Portfolio Acquisition, increased 3.6% from the prior year period  Retained 80% of residents with turnover of 20% on 2,390 homes available for turn  Total revenue increased 36% on a sequential quarter basis to $30.2 million  Property operating and maintenance expense of $5.6 million, or 19% of total revenue, a 110 basis point reduction from the prior quarter  Property management expense was $3.0 million, or 10% of total revenue for the second quarter and in line with the prior quarter 95% 95% 94% 94% 96% 95% 0% 20% 40% 60% 80% 100% Q1 - 2014 Q2 - 2014 Q3 - 2014 Q4 - 2014 Q1 - 2015 Q2 - 2015 $18.1 $19.2 $20.0 $20.7 $22.3 $30.2 Q1 - 2014 Q2 - 2014 Q3 - 2014 Q4 - 2014 Q1 - 2015 Q2 - 2015 TOTAL REVENUE ($ IN MILLIONS) STABILIZED OCCUPANCY

6 A P P E N D I X

PORTFOLIO OVERVIEW AND HPA

PROPERTIES BY STATE
AS OF JUNE 30, 2015



Other[1]
6%
CA
6%
TX
7%
NC
7%
AZ
18%
FL
26%
GA
30%

MSA HOME PRICE APPRECIATION ("HPA")[2]
SOURCE: CORELOGIC AS OF MAY 2015

MARKET	HPA (Peak to Trough)[2]	HPA (Peak to Current)	HPA (Prior 12 months)	HPA (Prior 3 months)
Atlanta, GA	-33%	-4%	7%	5%
Phoenix, AZ	-53%	-27%	5%	4%
Tampa, FL[2]	-48%	-30%	7%	5%
Charlotte, NC	-16%	8%	8%	5%
Orlando, FL	-55%	-34%	5%	4%
Dallas, TX[2]	-13%	11%	7%	3%
Jacksonville, FL	-41%	-25%	7%	7%
Southeast FL[2]	-53%	-32%	6%	4%
Northern CA[2]	-58%	-30%	8%	4%
Las Vegas, NV	-60%	-36%	7%	3%
Columbus, OH	-18%	--%	4%	4%
Tucson, AZ	-42%	-30%	3%	2%
Southern CA[2]	-53%	-28%	5%	3%
Houston, TX	-13%	21%	8%	3%
NATIONAL	**-32%**	**-8%**	**6%**	**5%**

SILVERBAY Realty Trust Corp.

(1) "Other' category consists of properties within Nevada and Ohio.
(2) "MSA" means Metropolitan Statistical Areas, which is generally defined as one or more adjacent counties or county equivalents that have at least one urban core area of at least a 50,000-person population, plus adjacent territory that has a high degree of social and economic integration with the core as measured by commuting ties. Peak refers to highest historical home prices in a particular market prior to the start of the housing recovery. Trough refers to lowest home prices in a particular market since the peak. MSA used for Tampa is Tampa-St.Petersburg-Clearwater. MSA used for Dallas is Fort Worth-Arlington. MSA used for Southeast Florida is Fort Lauderdale-Pompano Beach-Deerfield Beach. MSA used for Northern California is Fairfield-Vallejo, which most closely approximates the geographic area in which we purchase homes in Northern California. This MSA is comprised of Solano County and the most populous cities in the MSA are Vallejo, Fairfield, Vacaville, Suisun and Benicia. MSA used for Southern California is Riverside-San Bernardino-Ontario. This MSA is comprised of Riverside and San Bernardino counties and the most populous cities in the MSA are Riverside, San Bernardino, Fontana and Moreno Valley.

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8 ESTIMATED PORTFOLIO AND ESTIMATED NET ASSET VALUE Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link. The following is a reconciliation of the Company’s investments in real estate to Estimated Portfolio Value and book value to Estimated NAV: (1) Per share amounts are based upon common shares outstanding of 36,071,299 plus 2,231,511 common units for a total of 38,302,810 fully diluted shares outstanding as of June 30, 2015. (2) Difference between AVM derived value of the Company’s portfolio of properties of $1.4 billion which assumes all properties are fully renovated, and net investments in real estate. (3) Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed and for homes acquired with an in- place lease. (4) Book value as defined by GAAP represents total assets less total liabilities and less preferred stock in mezzanine or total equity. (AMOUNTS IN THOUSANDS OTHER THAN SHARE DATA) JUNE 30, 2015 AMOUNT PER SHARE(1) Investments in real estate, gross $ 1,227,819 $ 32.06 Accumulated depreciation (58,139) (1.52) Investments in real estate, net 1,169,680 30.54 Add: Increase in estimated fair market value of investments in real estate(2) 259,831 6.78 Less: Estimated Renovation Reserve(3) (15,946) (0.41) Estimated Portfolio Value $ 1,413,565 $ 36.91 Book value(4) $ 573,411 $ 14.97 Less: Investments in real estate, net (1,169,680) (30.54) Add: Estimated Portfolio Value 1,413,565 36.91 Estimated Net Asset Value $ 817,296 $ 21.34

NET OPERATING INCOME

Net operating income ("NOI") is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners' association fees, property management expenses, and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, the former advisory management fees, portfolio acquisition expense, general and administrative expenses, share-based compensation, interest expense, and other non-comparable items as applicable. Additionally, NOI excludes certain property management add backs, such as the former 5% property management fee payable prior to the internalization of the Advisory Manager because it more closely represents additional advisory management fee, expensed acquisition fees and costs, and certain other property management costs.

The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of the Company's real estate operations.

The following is a reconciliation of the Company's NOI to net loss as determined in accordance with GAAP for the three and six months ended June 30, 2015 and 2014 (amounts in thousands):

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2015	2014	2015	2014
Net loss	$ (3,886)	$ (4,970)	$ (7,727)	$ (9,335)
Depreciation and amortization	8,895	6,228	16,006	12,373
Advisory management fee - affiliates	-	2,169	-	4,370
Portfolio acquisition expense	1,225	-	1,980	-
General and administrative	4,048	3,246	8,098	5,165
Share-based compensation	680	259	1,177	457
Interest expense	5,862	2,642	9,348	4,969
Other	(124)	(49)	(390)	362
Property operating and maintenance add back:				
Market ready costs prior to initial lease and other	79	55	163	144
Property management add backs	-	78	-	376
Net operating income	$ 16,779	$ 9,658	$ 28,655	$ 18,881
Net operating income as a percentage of total revenue	55.6%	50.4%	54.6%	50.6%

SILVERBAY Realty Trust Corp.
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FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS

Funds From Operations ("FFO") is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations ("Core FFO") is a non-GAAP financial measure that the Company uses as a supplemental measure of performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, including those associated with the portfolio of properties acquired from The American Home, certain fees and expenses related to the securitization transaction, share-based compensation, write-offs of expenses associated with changes in debt structure, and certain other non-cash or non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense. This impacts FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO. FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

The following table sets forth a reconciliation of net loss as determined in accordance with GAAP and the Company's calculations of FFO and Core FFO for the three and six months ended June 30, 2015 and 2014. Also presented is information regarding the weighted-average number of shares of common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per-share amounts):

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,	
	2015	2014	2015	2014
Net loss	$ (3,886)	$ (4,970)	$ (7,727)	$ (9,335)
Depreciation and amortization	8,895	6,228	16,006	12,373
Other	(198)	152	(484)	447
Funds from operations	$ 4,811	$ 1,410	$ 7,795	$ 3,485
Adjustments:				
Portfolio acquisition expense[1]	$ 1,225	$ -	$ 1,980	$ -
Acquisition fees and costs expensed[2]	-	775	-	835
Securitization fees and costs expensed[3]	-	474	-	584
Share-based compensation	680	259	1,177	457
Market ready costs prior to initial lease and other	79	55	163	144
System implementation costs	-	-	-	124
Write-off of deferred financing fees	-	-	31	-
Amortization of discount on securitization loan	75	-	150	-
Other[4]	49	-	113	-
Core funds from operations	$ 6,919	$ 2,973	$ 11,409	$ 5,629
FFO	$ 4,811	$ 1,410	$ 7,795	$ 3,485
Preferred stock distributions	(25)	(25)	(50)	(50)
FFO available to common shares and units	$ 4,786	$ 1,385	$ 7,745	$ 3,435
Core FFO	$ 6,919	$ 2,973	$ 11,409	$ 5,629
Preferred stock distributions	(25)	(25)	(50)	(50)
Core FFO available to common shares and units	$ 6,894	$ 2,948	$ 11,359	$ 5,579
Weighted average shares and units outstanding[5]	38,507,068	38,465,803	38,583,655	38,504,053
FFO per share	$ 0.12	$ 0.04	$ 0.20	$ 0.09
Core FFO per share	$ 0.18	$ 0.08	$ 0.29	$ 0.14

(1) Includes a one-time expense for costs related to the Portfolio acquisition.
(2) Includes a one-time expense reflected in general and administrative expense in the three and six months ended June 30, 2014 to acquire the former Tampa third-party property manager.
(3) Represents non-capitalizable costs related to the Company's securitization transaction for personnel and other matters.
(4) Non-comparable costs from prior periods.
(5) Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.

SILVERBAY Realty Trust Corp.
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11 3300 FERNBROOK LANE NORTH| SUITE 210 | PLYMOUTH | MN | 55447 P: 952.358.4400 | E: INVES TO RS@ SILVERBAYMGMT .C OM